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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 April 22, 2003


                          EasyLink Services Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      000-26371                13-3787073
--------------------------------------------------------------------------------
   (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
        of incorporation)                                    Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

        Registrant's telephone number, including area code     (732) 652-3500


                                       N/A
           Former Name or Former Address, if Changed Since Last Report


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                              ITEM 5. OTHER EVENTS


NASDAQ Hearing

         EasyLink Services Corporation today announced that the Nasdaq Listing Qualifications Panel has scheduled an oral hearing on May 15, 2003 to consider EasyLink's request for continued listing on the Nasdaq National Market. At the hearing, the Company intends to submit a plan that it believes will demonstrate its ability to regain compliance with the Nasdaq requirements. There can be no assurance the Panel will grant the Company's request for continued listing. A decision by the Panel is typically provided within four weeks of the hearing. EasyLink stock will continue to be listed on the Nasdaq National Market pending the final decision of the Qualifications Panel.

The Company received a Nasdaq Staff Determination on April 8, 2003 indicating that the Company has failed to regain compliance with Nasdaq's Marketplace Rules 4350(c) and (d)(2) which require listed companies to maintain an audit committee of at least three members, comprised solely of independent directors. Its common stock is therefore subject to delisting from the Nasdaq National Market. The Company has also received notification from Nasdaq that it fails to meet the $10 million minimum stockholders equity requirement contained in Marketplace Rule 4450(a)(3) and the $1 minimum bid price requirement contained in Marketplace Rule 4450(a)(5). The Company received an extension until June 23, 2003 to regain compliance with the minimum bid price requirement.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 22, 2003

                          EASYLINK SERVICES CORPORATION


                          By: /s/ Thomas Murawski
                              --------------------------------
                          Thomas Murawski, Chief Executive Officer and President


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